Exhibit 4.72

Change Order Number 4

DATED	the 18th January 2007

BETWEEN	Amarin Neuroscience Limited of Magdalen Centre North, Oxford Science Park, Oxford OX4 4GA UK (‘Amarin’)

AND	ICON Clinical Research Limited of South County Business Park, Leopardstown, Dublin 18 (‘ICON’)

WHEREAS:

A.	The parties entered into an Agreement for Services on 30th June 2005, concerning Study known as Protocol AN01.01.0012 — A Multi-centre, double-blind, randomized, parallel group, placebo-controlled trial of ethyl-epa (Ethyl-Icosapent) in patients with Huntington’s Disease. This is a Europe only study as amended by Change Order #2 dated 8th of June 2006 and Change Order #3 dated 30th of November 2006.

B.	The parties have agreed to certain change to the services to be provided and the associated cost as set out herein.

IT IS AGREED BY THE PARTIES AS FOLLOWS:

1. The parties agree to amend the Agreement to reflect changes set out in the Appendix 1 which is attached hereto and incorporated hereby.

2. Save as otherwise provided in this Change Order, all the terms and conditions of the Agreement dated the 30th June 2005 and subsequent change orders shall remain in full force and effect.

3. The value of this Change Order shall be £573,158 in direct fees and £364,500 in pass through costs. The payment schedule has been revised and attached herein as Appendix 2.

IN WITNESS WHEREOF, the parties hereto have executed this Change Order by their duly authorised representatives on the date(s) written below.

Amarin Neuroscience Limited	ICON Clinical Research Limited

NAME Alan Cooke	Mr. Sean Leech
TITLE CFO, Director	TITLE: Executive VP Commercial & Organisational Development.
DATE 15 February 2007	DATE 29 January 2007
SIGNED Alan Cooke	SIGNED Sean Leech

Appendix 1

1.	Introduction

The main changes to the project specifications are the following:

•	Management of the one year Open Label Follow-Up trial to the Phase III study entitled “A multi-centre, double-blind, randomized, parallel group, placebo-controlled trial of Miraxion (ethyl-EPA) in patients with mild to moderate Huntington’s Disease in Europe” (AN01.01.0012).

•	Study Timelines: The overall study timelines have been assumed in line with the revised milestone dates as outlined in Table 1 below.

•	It is assumed that 261 patients will roll over into this study extension. It is assumed that all 27 sites participating in the double-blind study will participate in the open label study also. The total number of patients to roll over into the extension study is based on 90% of the number of patients randomized in the main study. It is assumed that final site distribution will be as detailed in Table 2 below.

•	Staff Allocation: This is in line with the study extension timelines and the assumed number of monitoring visits to be undertaken per site. The clinical team proposed by ICON to conduct this study is illustrated in Table 3 below. This allocation is based on the participation of 27 sites in the project. During the double blind phase only the monitoring of Informed Consent forms for patients entering the extension study will be undertaken. A total of 4 monitoring visits (including the close-out visit) will be performed at each site. The first monitoring visit will occur in March/April, follow up visits will be scheduled at the 4 month safety follow-up and the second at the end of 12 months. The maximum allocation of each member to the extension study, in terms of a full-time equivalent (FTE) and main task required for each period are detailed in Table 3 below:

•	Source document verification is restricted to Informed Consent, SAEs/AEs and 20% of patients full check of CRF data versus source.

•	The official Close-Out visits for the overall study (core and extension phase) will now be performed as part of the Open Label extension study as agreed with Amarin.

•	Data Management: The Data Management specifications have been proposed for the study extension and are presented in Section 3 below.

2.	Clinical Research Management

2.1	Clinical Research Specifications

The revised study timelines are presented below:

Milestones for Study Extension	Timelines — Open Label Study

ICON involvement begin	15 July 2006
First patient in	September 2006
Last patient in	End January 2007
Last patient off treatment	31 January 2008
Last patient out	28 February 2008
Data Base Lock	Mid Apr 2008
Open Label Study completed	Jun 2008

Table 1

		Number of
Country	Sites	Patients

Austria	2	25
Germany	9	77
Italy	3	52
Portugal	1	5
Spain	4	26
UK	8	76

Total	27	261

Table 2

Revised Staff Allocation:

FTE	Staff	Time Allocation	Main Tasks to be Performed

0.6	Project Manager	Allocated in April 2007	General Management: Status tracking, Finance, Drug supply, Team training and follow up of 1 month follow up visit. Hand Over preparation.
0.3	Project Manager	Allocated in May 2007	General Management and Hand Over activities.
—	Project Manager	Allocated in June 2007	Allocation for the core study as presented in C/O#3 will apply during this period. No additional allocation was assigned
0.3	Lead CRA	Allocated from 1st of May 2007 through 31st of May 2008	Starting May 2007 with handover activities. General Management of extension study (teleconferences, status updates and team management).
0.6	Clinical Research Associate	Allocated from 1st of July 2006 through 31st of December 2006	Set up time applied July-Sept now extended from July-Dec 06. Preparation of documentation and assist in submission to EC/CA, collection of essential documents, investigator agreements and Study Initiation.
—	Clinical Research Associate	1st of January 2007 through 31st of March 2007	Additional clinical team allocation for study extension was not assigned during this period
2.6	Clinical Research Associates	Allocated in April 2007	Site visits to monitor informed consent, SAEs/AEs, for 20% of patients, performance of a full check of CRF data versus source and monitoring month 7 follow up visit.
1.4	Clinical Research Associates	Allocated from 1st of May 2007 through 30th of June 2007	Follow up activities from April 2007.

FTE	Staff	Time Allocation	Main Tasks to be Performed

2.6	Clinical Research Associates	Allocated from 1st of July 2007 through 31st of August 2007	All sites to be visited to collect 4 month safety follow up data, including SAEs/AEs and for 20% of patients, performance of a full check of CRF data versus source.
0.6	Clinical Research Associates	Allocated from 1st of September 2007 through 31st of December 2007	General tasks will be preformed during this period
2.6	Clinical Research Associates	Allocated from 1st of January 2008 through 31st of May 2008	In Jan and Feb all sites will need to be visited to collect 12 month follow up data. From March through May all sites will need to be visited for formal close out. Performance of study closure activities including study file finalization/reconciliation.
1.2	Clinical Research Assistant	Allocated from 15th of April 2007 through 31st of May 2007	Overall support to Lead CRA and CRAs; Set up and maintenance of ICOTrack, Main study file, Monitoring files, Document control, CRF distribution, Drug supply tracking, Investigator Payments and support to sites.
0.7	Clinical Research Assistant	Allocated from 1st of June 2007 through 31st of August 2007	As above
0.5	Clinical Research Assistant	Allocated from 1st of September 2007 end 30th of November 2007	As above
0.7	Clinical Research Assistant	Allocated from 1st of December 2007 end 30th of April 2008	In addition to above, final study file preparation/reconciliation.
	Clinical Regulatory Compliance Associate	Allocated for 12 days for the extension study duration
	Accounting Administrator	Allocated for 30 days for the extension study duration

Note:	General site management, in-house study management and status reporting is calculated from April 07 onwards Some time per month is calculated for regular team teleconferences and 1:1 conversations with Lead CRA

Table 3

2.2	Direct Cost Estimates (Clinical)

Clinical Research		Number of	Price per
Management	Units	Units	Unit*	Total (STG£)

Project Manager	Days	17	970	16,484
Lead CRA	Days	74	696	51,548
Clinical Research Associate	Days	562	529	297,089
Clinical Research Assistant	Days	169	407	68,746
Clinical Regulatory Compliance Associate	Days	12	561	6,728

CLINICAL RESEARCH MANAGEMENT SUB-TOTAL				£440,595

		Number of	Price per
Support Services	Units	Units	Unit*	Total (STG£)

Local Ethics Committee Study Extension Submissions	Sites	21	276	5,797
Central Ethics Committee Study Extension Submission	Sites	6	414	2,484
Regulatory Submission for Study Extension	Submission	6	1,502	9,015
ICOTrack Maintenance	Months	24	177	4,238
SUPPORT SERVICES SUB-TOTAL				£21,534

ICON CLINICAL RESEARCH MANAGEMENT FEE				£462,129

*	Figures in the “Price per unit” column have been rounded, figures in the “Total” column are Correct.

Table 4

2.3	Pass-through Estimates (Clinical)

		Number of	Price per
Estimated Pass-Through Costs	Units	Units	Unit	Total (STG£)

Travel
Site Visit Unit Cost Adjustment	Visits	81	300	24,300
Team Meetings	Meetings	1	629	629
Sponsor Meetings	Meetings	2	1,118	2,236
Translations
Protocol synopsis (1,000 words)	Language	5	391	1,953
Informed consent document	Language	5	783	3,917
EC documents	Submission	21	433	9,085
Medication instructions	Language	5	120	600
Regulatory documents	Submission	5	866	4,330
Patient Cards	Language	5	53	265
Investigator Contracts	Site	19	800	15,200
Other
Teleconferencing (3 lines)	Meetings	48	84	4,025
Investigator Fees	Patients	261	950	247,950
Ethics Committee Fees	Sites	27	559	15,094
Regulatory Fees	Submission	6	800	4,800
Courier	per site/month	648	15	9,631
Mobile phones	per CRA per month	30	42	1,243

				£345,259

Table 5

3.	Data Management

3.1	Data Management Specifications

ICON Data Management will apply the same standards and implement the same processes for the extension study as we are currently using for the core study. The specifications for the extension study are outlined below:

Activity	Unit Type	Specification

Project Management
Study Duration:	Month	12*
Frequency of Status Reports:	Monthly	12
Meetings
Teleconferences with Amarin (weekly):	Hours/Meeting	1 x 48
Face to Face Meetings:	Hours/Meeting	1 x 20
Project Set-up
Updates to study documentation:	Documentation	Yes
Modification of existing database:	Database Panel	18
Modification of existing data listings:	Listings	Yes
Additional edit check programs:	Program	220
Program External Data and Review
Central laboratory interface:	Laboratory	12
Genetic & EFA interface:	Interface	No
Data Processing
Total Number of Patients
Drop-out patients:	Patient	0
Completed patients:	Patient	261 (ext)
Total pages processed:	Page	7830
Coding
Coded Terms (60% autoencode):	Item	1436
Query Processing
Data Queries:	Query	783
Data Transfers to Amarin
Final Transfer:	Transfer	1
Quality Control Reviews
100% Reviews of CRFs:	Patients	16
Critical Variable Reviews (20 items):	Patients	261
Closeout Activities
Return of CRFs to Amarin:	Pages	7830
Other Activities
SAE Reconciliation:	SAE	30

*	Please note that we have included an additional 12 project months for the extension study on the basis that costs up to JUNE 2007 are including in the main study.

Note: ICON has assumed the number of coded terms and the query rate based on previous experience. If ICON finds there is a significant differences in these figures throughout course of the study, Amarin will be notified immediately and a review of the costs associated with these items shall occur.

Note: Total Number of Pages are based on the following assumption: that the extension study runs for one year it is estimated that all patients will complete the first 4 visits — Visit 4(5 pages), Telephone Visit (5), Visit 5 (9) and Visit 6 (11).

Table 6

Reconciliation of Serious Adverse Events

ICON will perform SAE reconciliation. ICON will perform SAE Reconciliation between the Clinical Database and the Kendle Database. This will be done on a monthly basis. It will take approximately 1 hour to reconcile each SAE.

Case Record Form Scanning

ICON will scan all CRFs received into the OptICON system. ICON will file and store the CRFs in a secure and confidential manner throughout the course of the study.

3.2	CRF Design Specifications

ICON will design two additional unique Case Record Form (CRF) pages for the extension study (using Framemaker). Amarin will review and approve these pages prior to release.

3.3	Direct Cost Estimates (Data Management)

These costs are based on the assumption that Data Management will be done in Europe

Data Management Activity	Costs GBP

Project Management	£20,975
Revisions to database and development of new edit checks	£12,816
Meetings and teleconferences	£6,940
External Data Review and Reconciliation	£891
CRF Page Scanning	£4,567
Data Entry	£14,588
Validation	£29,372
Queries	£8,658
Coding	£1,517
Data Transfers	£348
SAE Reconciliation	£2,428
Quality Reviews	£5,357
CRF Redesign Costs	£2,572

TOTAL ADDITIONAL DATA MANAGEMENT COSTS	£111,029

NOTE 1: Data Management costs are based on the specifications outlined in section 3.1 and may be deemed as “ballpark” until the final specifications for the extension study have been agreed.

NOTE 2: Biostatistics costs have not been included at this time as we await confirmation of ICON’s involvement in this activity and agreement of the final specifications.

Table 7

3.4	Pass-through Costs Estimates (Data Management)

Total Cost
Activity	(GBP)

Teleconferencing	£874
Communication	£2,524
Travel	£3,747
CRF Printing	£11,096
CRF Distribution	£1,000

Total Cost	£19,241

Table 8

4.	Cost Summary

ICON Service	Total Cost (GBP)

Clinical Research Management Europe	462,129
Data Management	111,029

Sub-total (ICON Service)	£573,158

Estimated Pass-Through Costs	Total Cost (GBP)

Clinical Research Management Europe	345,259
Data Management	19,241

Sub-total (ICON Service)	£364,500

Total Study Cost Estimate	£937,658

Table 9

Appendix 2-Payment Schedule

Change Order Clinical Direct Fee Value: £462,129
Initial Payment 10% on signature of Change Order (Feb 07)	£46,213
Monthly Payments x 1 month Feb 07 (for the period July06 — Feb 07)	£138,640
Monthly Payments x 16 months (Mar07 — Jun08) £17,330 per month	£277,280
Change Order Direct Fee Value: £111,029
Initial Payment 10% on signature of Change Order (Feb 07)	£11,103
Monthly Payments x 1 month Feb 07 (for the period July06 — Feb 07)	£33,304
Monthly Payments x 16 months (Mar07 — Jun08) £4,163 per month	£66,608
SUMMARY: Change Order 2 Payment Schedule
Change Order Direct Fee Value: Clinical	£462,133
Change Order Direct Fee Value: Data Management	£111,015
£573,148
SUMMARY OF COSTS (CHANGE ORDER #4)
10% upon signature	£57,315
Monthly Payments x 1 month Feb 07 (for the period July06 — Feb 07)	£171,944
Monthly Payments x 16 months £21,493 (Mar07 — Jun08)	£343,888

£573,147

REVISED ICON EU PAYMENT SCHEDULED (CHANGE ORDER #4)

Milestone Payments	Contract Value

Task Completed
Contract Signed	342,550
All sites initiated	192,684
50% of patients enrolled	192,684
Initial Payment 10% on signature of C/O#2	25,984
Initial Payment 10% on signature of C/O#3	2,962
Initial Payment 10% on signature of C/O#4	57,315
100% of patients enrolled	192,684
Mid-point of treatment phase	192,684
All patients completed and data at DM	192,684
All sites closed	38,537
Final Tables & Listings	25,691

Total Milestones payments	£1,456,462

Monthly Payments
Monthly Payments contract	April ‘05 - Jan’ 07	22	15,570	342,550
Monthly Payments change order #2	Jun ‘06 - May’ 07	12	19,488	233,856
Monthly Payments change order #3	Feb’ 07	1	8,886	8,886
Monthly Payments change order #3	Mar ‘07 - June’ 07	4	4,443	17,772
Monthly Payments change order #4	Feb’ 07	1	171,944	171,944
Monthly Payments change order #4	Mar ‘07 - June’ 08	16	21,493	343,888

Total Monthly payments				£1,118,896

Total payments				£2,575,358